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                                                                    Exhibit 10.2

                              GLOBAL - COMPENSATION

                          2001 SUCCESS Program Details

INTRODUCTION

SUCCESS is a short term incentive plan that provides payment opportunities to eligible employees, twice a year, for their contribution to the success of Nortel Networks if the company meets its objectives. SUCCESS is one of the financial rewards at Nortel Networks, which includes base salary, incentives and bonuses, stock options, recognition awards, and benefits.

The intent of SUCCESS is to drive business performance, and customer and shareholder value by rewarding employees for their contribution. Contribution is a combination of two things: the impact of the role of the individual on business results, and the extent to which performance objectives are achieved in the six month time period.

PROGRAM HIGHLIGHTS

     - January 1, 2001 employees in professional/managerial job families are eligible for SUCCESS awards.

     - The overall SUCCESS budget will be based on Nortel Networks' results, and awards will reflect individual/team contribution to these results.

     -    The corporate focus continues to be on revenue, earnings per share
          (EPS), earnings per employee, and customer loyalty, with consideration given to other factors such as cash flow and market momentum, as appropriate.

     - There is continued emphasis on the importance of granting awards that reflect people's contribution to the business-regardless of their position in the organization. Leaders will be asked to make bigger distinctions between our high, our core, and our low performers.

WHAT ARE THE ELEMENTS OF SUCCESS?

     - Similar to 2000, the year 2001 will be divided into two 6-month performance periods, with 50% of the annual incentive opportunity available for January to June performance, and 50% available for July to December. Year end (or second half) awards will be based on 50% of an employee's December 31 annual base salary.

     - The SUCCESS award calculation for first half 2001 is: 50% of annual Base salary x Award % x Nortel Networks multiplier. A limited number of employees will have a Unit Performance Factor (UPF) in their calculation.

     - SUCCESS uses award % ranges by JCI instead of target award percentages based on level or JCI. SUCCESS guidelines for non-executives allow for a broad award % ranging from 0-35% of annual base salary for all eligible jobs. For each JCI there is a suggested narrower award range, which reflects a trend in the market to give employees with higher levels of responsibility higher incentive potential as a % of base salary. In line with market trends, approximately 15% of eligible employees will receive an award % that is between 0% and the low end of the award % range for their JCI.

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     -    For the executive leadership team (ELTs) the award percentage is determined by the Market Reference Range (MRR) of the executive and is expressed as a range relating to salary. If the executive transfers to a position with a different range during the performance period, the new range is applied for that performance period.

The award percentage should reflect an employee's contribution and the job's scope, complexity, and responsibilities in the performance period. Contribution can be viewed as a combination of the individual's performance and their job's impact on the business.


SPECIFIC ELIGIBILITY REQUIREMENTS

     - During the months that employees are participating in other incentive plans, they are not eligible for SUCCESS. "Other incentive programs" include sales incentive compensation, Strategic Project or Strategic Business incentive plans, or any other incentive/bonus arrangement being offered in lieu of SUCCESS.

     - Students, co-op students, interns, and non-payroll workers are not eligible.

     - Regular part-time employees who are eligible for participation in Nortel Networks health benefit plans will be eligible for pro-rated SUCCESS awards based on their regularly scheduled hours.

     - To be eligible for a full or pro-rated mid-year payout in 2001, employees must be in an eligible role--or a role that is eligible for another incentive, such as sales incentive compensation, a Strategic Project incentive, or a Strategic Business incentive ON OR BEFORE APRIL 2 AND ON JUNE 30. Employees must also be actively employed in a SUCCESS-ELIGIBLE ROLE FOR AT LEAST 3 FULL CALENDAR MONTHS in the period from January to June 2001.

     - To be eligible for a full or pro-rated year-end payout in 2001, employees must be in an eligible role-- or a role that is eligible for another incentive, such as sales incentive compensation, a Strategic Project incentive, or a Strategic Business incentive ON OR BEFORE OCTOBER 1 AND ON DECEMBER 31. Employees must also be actively employed in a SUCCESS-ELIGIBLE ROLE FOR AT LEAST 3 FULL CALENDAR MONTHS in the period from July to December 2001.

     - "Nortel Networks" is defined for this purpose as Nortel Networks Corporation, and its subsidiaries and other entities controlled directly or indirectly, which have been approved for participation in SUCCESS by the head of Global Compensation and Benefits. Affiliates and joint ventures may choose to offer SUCCESS or a similar plan subject to the approval by the head of Global Compensation and Benefits.

SPECIAL CIRCUMSTANCES

     - Management has the right to make exceptions to the 'active employee' service requirements outlined above, where required by law or where circumstances and performance warrant. Special circumstances might include approved leaves (military, family or medical), disability, retirement, restructuring, reduction-in-force, outsourcing, divestiture, or death. In such situations, if the employee has during his or her active service substantially achieved his or her individual objectives, management may grant partial awards. If awards are paid in these circumstances, the awards will be pro-rated to reflect the number of months of active employment in an eligible position, and will be commensurate with contribution.



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     -    Pro-rated awards, based on the number of months in a SUCCESS-eligible position, may also be made to eligible employees who transfer into or out of positions covered by other incentive programs (e.g. sales incentive compensation), or who are moved to a job that is ineligible for SUCCESS.


          Note that participation in a plan for part of a month will be treated the same as a full month in determining pro-rata awards. The calculation will be based on the incentive plan an employee is in as of the end of the month. The total number of months of combined participation in all plans in a 6-month performance period cannot exceed 6 months, and the total number of months of combined participation in a calendar year cannot exceed 12.


     - For any six-month period where an employee is not eligible for SUCCESS in all 6 months, the employee's award will be based on the number of months he or she was eligible for SUCCESS, divided by 6.

     - Employees who meet all of the SUCCESS eligibility requirements, but who leave employment in Nortel Networks between the end of the performance period and the related actual payment date, other than for reasons related to inappropriate actions or unsatisfactory performance, will be eligible to receive the award payment, if any, for that cycle.

APPROVALS

The overall Nortel Networks budget and targets for SUCCESS are established at the beginning of each six-month performance period and approved by the Board of Directors. Individual award payments are reviewed and approved in accordance with Nortel's Compensation Approvals Matrix.

WHEN AND HOW ARE SUCCESS PAYMENTS MADE?

     - Mid year awards are calculated based on business performance between January to June 30, 2001. Individual contribution for the first half of the year will typically be assessed in May/June. Where contribution warrants, payments will be made in the third quarter of the calendar year.

     - SUCCESS awards will be paid in the same currency as your regular pay at the end of the performance period (June 30). Participants who transfer during the performance period or between the performance period end date and the payment date (e.g. from the Canadian to US payroll) will be paid from the payroll that they were on at the end of the performance period (June 30).

     - SUCCESS awards are income and are therefore subject to national, state/provincial, or local taxes. All appropriate taxes and other withholdings will be deducted from the payment as required.

     - Depending on local laws and policies, SUCCESS payments may have an impact on some benefits and may or may not be included in the eligible earnings for purposes of capital accumulation and retirement plans offered in the various regions by Nortel Networks. Where appropriate, deductions may be made from SUCCESS payouts in accordance with the specific capital accumulation and retirement plan option.




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INTERPRETATIONS AND AMENDMENTS

This document provides general information about Nortel Networks' SUCCESS incentive award plan for 2001. Eligibility for SUCCESS is limited. Any award to an individual, based on individual contribution and measures of corporate performance, is determined at the discretion of Nortel Networks Corporation.

During the year, the management team will review performance measures, weightings, and targets to determine whether they remain appropriate. The management team will, at its sole discretion, adjust the business priorities, plan performance measures, weightings, targets and/or plan payouts, as it deems necessary during the year, to reflect changes in business conditions or other circumstances. The leadership team also reserves the right to review and adjust award percentages assigned to particular individuals by more immediate managers to reflect their assessment of the individuals' contribution to the business as well as to ensure that the final payouts, if any, are within the appropriate budget guidelines.

These program details apply to Nortel Networks and its subsidiaries and other entities controlled directly or indirectly, which have been approved for participation in SUCCESS by the head of Global Compensation and Benefits. This document is subject to interpretation to comply with applicable domestic laws. It is intended to assist employees, but shall not be construed as an employment contract or as a contract concerning the subject matter contained herein. In the event of a conflict or inconsistency between the provisions of the SUCCESS plan text and the information contained in this document, the plan text shall govern. The Corporation reserves the right to interpret, suspend, alter, revoke or terminate the SUCCESS program in its entirety or any portion thereof at any time without prior notice to or consent by eligible employees.






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